CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated January 22, 2009, accompanying the financial statements of Insured Municipals Income Trust, Laddered Series 16 and Michigan Insured Municipals Income Trust, Series 193 (included in Van Kampen Unit Trusts, Municipal Series 583) as of September 30, 2008, and for the period from October 20, 2005 (date of deposit) through September 30, 2006 and for each of the two years in the period then ended and the financial highlights for the period from October 20, 2005 (date of deposit) through September 30, 2006 and for each of the two years in the period ended September 30, 2008, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-128466) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
January 22, 2009